UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2017 (August 3, 2017)

J. ALEXANDER’S HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	001-37473	47-1608715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37203

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 269-1900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01	Entry Into a Material Definitive Agreement

Acquisition of Ninety Nine Restaurant & Pub

On August 3, 2017, J. Alexander’s Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, its subsidiary J. Alexander’s Holdings, LLC (“JAX Op”), Nitro Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of JAX Op, Fidelity National Financial Ventures, LLC (“FNFV”), Fidelity Newport Holdings, LLC (“FNH” and together with FNFV, “Sellers”), and 99 Restaurants, LLC (“99 Restaurants”). 99 Restaurants is the owner of the Ninety Nine Restaurant & Pub restaurant concept (“Ninety Nine Restaurants”), a regional competitor in the New England market with 106 restaurants currently in operation. Pursuant to the Merger Agreement, the Merger Sub will merge with and into 99 Restaurants, whereupon the separate existence of Merger Sub shall cease and 99 Restaurants shall continue as the surviving company (such merger transaction, the “Merger”).

The transaction is valued at $199 million. Consideration paid by the Company and JAX Op will consist solely of newly issued equity valued at $179 million, issued in the form of Class B Units of JAX Op and Class B Common Stock of the Company (as further described below), and the assumption of $20 million in net debt.

The board of directors of the Company (the “Board”) has approved the Merger Agreement and the transactions contemplated thereby, including the Merger and related transactions involving the Company discussed herein (the “Transactions”), subject to the approval of the Company’s shareholders entitled to vote on the Merger Agreement and the Transactions.

99 Restaurants is currently an indirect, wholly owned subsidiary of FNH. FNH is a joint venture owned by FNFV, Newport Global Opportunities Fund I-A AIV (ABRH) L.P. (together with its affiliates, “Newport”), and certain individuals. FNH is a holding company and its subsidiaries’ operations include more than 550 company and franchise family and casual dining restaurants in 40 states and Guam under the O’Charley’s, Ninety Nine, Village Inn, and Bakers Square restaurant and food service concepts, and the Legendary Baking bakery operation. FNFV is a wholly owned subsidiary of Fidelity National Financial, Inc. (“FNF”).

99 Restaurants and the Sellers will undertake certain actions prior to the closing of the Transactions (the “Closing”; and such pre-closing actions, the “Pre-Closing Transactions”). The Pre-Closing Transactions will include (i) FNH will undergo a reorganization of certain of its subsidiaries, resulting in 99 Restaurants becoming a direct, wholly owned subsidiary of FNH (the “FNH Reorganization”), (ii) FNFV will contribute $40 million in cash to 99 Restaurants in exchange for newly issued membership interests in 99 Restaurants (the “FNFV Cash Contribution”), and (iii) 99 Restaurants will assume $60 million of the currently outstanding indebtedness of its affiliates (the “Debt Assumption”), $40 million of which will be repaid immediately following the Closing with the proceeds of the FNFV Cash Contribution.

Transaction Structure; Merger Consideration

As a result of the Transactions, and as described in more detail below, the Company will acquire Ninety Nine Restaurants pursuant to the merger of Merger Sub with and into 99 Restaurants, with 99 Restaurants continuing as the surviving company and a subsidiary of JAX Op.

In connection with the Transactions, the Company will amend its charter (following such amendment, the “Restated Charter”) to (i) increase the number of authorized shares of capital stock, (ii) reclassify the Company’s currently outstanding common stock as Class A common stock (“Class A Common Stock”, and such reclassification of existing common stock, the “Reclassification”), (iii) authorize a new class of Class B common stock (“Class B Common Stock”), and (iv) amend the charter to provide that, following the Transactions, the Company’s capital stock will no longer be subject to the Tennessee Control Share Acquisition Act. The Class A Common Stock will retain all intrinsic rights and privileges currently held by the Company’s presently outstanding common stock. The Class B Common Stock will have the same voting rights as holders of Class A Common Stock, but will be non-economic, with no residual interest in the assets of the Company. Subject to approval of the Reclassification by the New York Stock Exchange (“NYSE”), Class A Common Stock will remain registered with the Securities and Exchange Commission (“SEC”) and listed for public trading on the NYSE. The Class B Common Stock will not be listed for public trading and will represent only a voting interest in the Company. In connection with their receipt of the newly issued Class B Common Stock, the Sellers will also receive Class B Units of JAX Op (as described in further detail below), on a one-for-one basis.

Additionally, in connection with the Transactions, JAX Op will amend its Second Amended and Restated Limited Liability Company Agreement (following such amendment, the “Restated LLC Agreement”) to, among other things, (i) redesignate the current JAX Op Class B profits interests as “Class C Units”, and (ii) establish a new class of membership interests, designated as “Class B Units”, which will have the same economic rights, and will share in the profits and losses of, and distributions from, JAX Op, in generally the same manner as the current Class A Units, but will have no voting or other governance rights with respect to the management of JAX Op. The Restated LLC Agreement will include terms upon which the Class B Units will be exchangeable for shares of Class A Common Stock (on a one-for-one basis). Upon any exchange of Class B Units, an equal number of outstanding shares of Class B Common Stock held by the exchanging holder will be cancelled. At Closing, the Company and the Sellers will enter into a registration rights agreement which will require the Company, at its expense, to register for public resale shares of Class A Common Stock delivered by the Company to the Sellers upon exchange of their Class B Units.

As consideration for the Merger, the Company will issue to the Sellers, collectively, 16,272,727 shares of Class B Common Stock and 16,272,727 Class B Units. For purposes of the Merger, each Class B Unit of JAX Op, together with one share of Class B Common Stock, will be issued at an agreed price of $11.00, which is a per-share price higher than the trading price of the Company’s common stock on the date on which the Merger Agreement was entered. The number of Class B Units, and corresponding shares of Class B Common Stock, to be issued in the Merger was determined by dividing $179 million by $11.00.

The merger consideration will be subject to a customary net working capital adjustment by comparing actual net working capital of the Ninety Nine Restaurants as of the Closing to a target net working capital amount. Any adjustment to the merger consideration in favor of the Company will be paid via the cancellation of outstanding Class B Units held by the Sellers, and a corresponding number of Class B Common Stock, valued at $11.00 per unit/share combination. Any adjustment to the merger consideration in favor of the Sellers will be paid via the issuance of additional Class B Units to the Sellers, and a corresponding number of Class B Common Stock, valued at $11.00 per unit/share combination.

In addition, after giving effect to the Debt Assumption and the FNFV Cash Contribution, the Company will assume up to $20 million in net debt as additional consideration. Promptly upon the Closing of the Merger, the Company intends to repay all assumed debt through a combination of the cash retained by 99 Restaurants from the FNFV Cash Contribution and the proceeds of additional borrowings obtained pursuant to an amendment to the Company’s existing credit facility.

Following the Merger, and after giving effect to the Restated Charter, the issuance of Class B Common Stock and the Reclassification of the currently outstanding Company common stock as Class A Common Stock, the Class A Common Stock will represent approximately 47.5% of the outstanding shares of capital stock of the Company and the Class B Common Stock held by the Sellers will represent approximately 52.5% of the outstanding shares of capital stock of the Company.

No Solicitation; Fiduciary-Out

Upon the Company’s entry into the Merger Agreement, the Company became subject to exclusivity and “no shop” restrictions that restrict the Company’s ability to solicit proposals from, provide information to, and engage in discussions with, any third-parties with respect to the acquisition of, or any similar transaction resulting in the acquisition of, the Company, without exception. Notwithstanding the foregoing restrictions, the no-shop restrictions are subject to a “fiduciary-out” provision that permits the Company to provide information to, and engage in discussions with, any third party regarding its acquisition proposal for the Company:

•	the third party executes a confidentiality agreement;
•	the Board determines in good faith (after consultation with its financial advisor and outside counsel) (i) that the failure to take such action would be inconsistent with the Board’s fiduciary duties under applicable law and (ii) that such third party’s acquisition proposal is, or would reasonably be expected to result in, a superior proposal that would be more favorable to the Company’s shareholders from a financial point of view than the Transactions;
•	the Company provides prompt notice to 99 Restaurants of the above determinations by the Board and of its intent to engage in negotiations or discussions; and
•	the alternative acquisition proposal does not result from a material breach of the “no-shop” restriction.

The Company must notify the Sellers promptly of any alternative acquisition proposal received by the Company or its representatives from any third party. The Board may not withdraw its recommendation in favor of the Transactions, or approve or recommend any alternative acquisition proposal or agreement with any third party, unless the Board determines in good faith (after consultation with its financial advisor and outside counsel) that failure to take such action would be inconsistent with its fiduciary duties under applicable law, and, with respect to any third party’s alternative acquisition proposal, that such proposal is, or would reasonably be expected to result in, a superior proposal that would be more favorable to the Company’s shareholders from a financial point of view than the Transactions.

If, in accordance with the foregoing, (i) the Company enters into an alternative agreement with respect to a superior proposal, prior to receipt of the Company’s shareholder approval, or (ii) 99 Restaurants elect to terminate the Merger Agreement as a result of a recommendation withdrawal by the Board, the Company will be required to pay a termination fee of $4 million, as further discussed below.

Conditions to the Transactions; Covenants of the Parties

The completion of the Transactions is subject to the satisfaction or waiver of various customary conditions set forth in the Merger Agreement, including, but not limited to, (i) the Company’s shareholders’ approval of the Merger Agreement and other Transactions (as described in further detail below), (ii) the expiration or early termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) the absence of any restraint or law preventing or prohibiting the consummation of the Merger, (iv) the accuracy of 99 Restaurants’ and the Company’s representations and warranties (subject to certain materiality qualifiers), (v) the Sellers’, 99 Restaurants’ and the Company’s (and each of their respective subsidiaries’) compliance in all material respects with their respective obligations under the Merger Agreement, (vi) the filing and acceptance of the Restated Charter, the occurrence of the Reclassification and the approval by the NYSE of the listing of Class A Common Stock, (vii) the occurrence of the Pre-Closing Transactions, (viii) the receipt of consent of the lenders under the credit facility of FNH’s subsidiaries to the consummation of the Debt Assumption and the Transactions, and (ix) no material adverse effect having occurred with respect to the Company and its subsidiaries or the Ninety Nine Restaurants. Furthermore, the Company’s obligation to consummate the Transactions is subject to (i) the continued of the effectiveness of the agreement terminating that certain Management Consulting Agreement (the “Consulting Agreement”), by and between Black Knight Advisory Services, LLC (“BKAS”) and JAX Op, dated as of September 28, 2015, in exchange for a termination fee to be paid by JAX Op (as described in more detail below); (ii) the entrance by the Company and FNF into a waiver agreement, pursuant to which FNF will (A) waive all covenants and other provisions of that certain Tax Matters Agreement between FNF and the Company, dated September 16, 2015 (the “Tax Matters Agreement”), that would prohibit or in any way purport to restrict the consummation of the Transactions in accordance with the terms of Merger Agreement and (B) waive, on behalf of itself and the applicable indemnified parties in that certain Separation and Distribution Agreement between FNF and the Company, dated September 16, 2015 (the “Separation and Distribution Agreement”) and the Tax Matters Agreement, the right of FNF and any such applicable indemnified party to seek indemnification from or make claims against the Company under the Separation and Distribution Agreement or the Tax Matters Agreement arising out of any liability incurred or loss suffered by FNF or any such applicable indemnified party relating to, arising out of or resulting from the Transactions; and (iii) the receipt by the Company of certain audited combined financial statements of Ninety Nine Restaurants.

The Merger Agreement contains mutual customary representations and warranties made by each of the Company, JAX Op, Merger Sub and 99 Restaurants, and certain representations and warranties by each of the Sellers. Each of the parties have also made customary covenants in the Merger Agreement, including, in addition to those related to the restrictions on solicitation discussed above, covenants to (a) prepare and file with the SEC, as soon as practicable following the date of the Merger Agreement (and in any event no later than 45 days following the date of the Merger Agreement or, if later, 10 days after delivery of the audited financial statements of Ninety Nine Restaurants), the form of proxy statement that will be provided to the Company shareholders in connection with the solicitation of proxies for a special meeting of the Company shareholders; (b) make all appropriate filings, by Parent and the Sellers or their affiliates, as applicable, under the HSR Act; and (c) cooperate with each other and use their respective reasonable best efforts to obtain the consents, approvals and authorizations that are necessary to consummate the Transactions.

Each of the Company and 99 Restaurants have additionally agreed, subject to certain exceptions, to conduct their respective restaurant businesses in the ordinary course consistent with past practice between the execution of the Merger Agreement and the Closing and not to take certain actions during such period without the prior consent of the other party.

Termination; Termination Fee; Expense Reimbursement

The Merger Agreement contains customary termination rights for each of JAX Op and 99 Restaurants. The parties may terminate the Merger Agreement by mutual written consent at any time prior to the effective time of the Merger. In addition, either of JAX Op or 99 Restaurants may terminate the Merger Agreement (i) if the Transactions have not closed on or before 5:00 p.m. New York city time on February 28, 2018, so long as that party’s failure to fulfill any material obligation under the Merger Agreement did not result in the delay in closing; (ii) upon the issuance by a governmental authority of a final, non-appealable order, decree, ruling or other action, or the presence of any law, in each case that would prevent or prohibit the Closing of the Transactions; or (iii) if the Company does not obtain the requisite shareholder approvals for the Transactions (described in further detail below). Each of JAX Op and 99

Restaurants has unilateral termination rights in the event of a breach by the other party of a representation, warranty or covenant that causes a failure in the closing conditions (which cannot be cured or is not cured by the earlier of February 28, 2018 or 30 days following receipt of notice of such breach). Additionally, in connection with the Company’s exercise of its “fiduciary-out,” (i) JAX Op may terminate the Merger Agreement to enter into a superior transaction prior to the Company’s receipt of shareholder approval for the Transactions, subject to the payment of a termination fee (described in further detail below) and (ii) 99 Restaurants may terminate the Merger Agreement as a result of a recommendation withdrawal by the Board.

The Company will be required to pay 99 Restaurants a termination fee of $4 million in connection with a termination of the Merger Agreement under any of the following circumstances: (i) JAX Op terminates the Merger Agreement and enters into an agreement for a superior transaction prior to the Company’s receipt of shareholder approval; (ii) 99 Restaurants terminates the Merger Agreement following a recommendation withdrawal by the Board; or (iii) (A) an alternative proposal is publicly announced or is otherwise communicated to the Board, and (B) thereafter the Merger Agreement is terminated by (1) 99 Restaurants for a breach of a representation, warranty or covenant by the Company, JAX Op or Merger Sub, or (2) either party for failure to obtain the required Company shareholder approvals (described below), and (C) within 12 months of such termination, the Company or any of its subsidiaries enters into a definitive agreement with respect to or consummates an alternative acquisition.

In addition, the Merger Agreement provides that if the Merger Agreement is terminated as a result of a breach by one party that remains uncured, the breaching party will reimburse the non-breaching party for expenses incurred in connection with the Transactions up to a limit of $500,000.

Indemnification

The Merger Agreement imposes indemnification obligations on each of the Sellers and JAX Op, subject to (in addition to other customary limitations) a $1.99 million deductible and a $19.9 million cap. The Sellers are severally (and not jointly) required to indemnify the Company and its related parties for any loss arising out of or relating to (i) breaches of 99 Restaurants’ or Sellers’ representations and warranties; (ii) breaches of the Sellers’ or 99 Restaurants’ and any of its subsidiaries’ covenants; (iii) pre-closing taxes, or (iv) any amount for which the Company is responsible under the Tax Matters Agreement or the Separation and Distribution Agreement arising as a result of or in connection with the Transactions (“Spin-Off Liabilities”). JAX Op is required to indemnify the Seller and its related parties for any loss arising out of or relating to (i) breaches of the Company’s, JAX Op’s or Merger Sub’s representations and warranties or (ii) breaches of the Company’s, JAX Op’s or any of their subsidiaries’ covenants. Indemnification obligations will be settled by the cancellation of then-existing Class B Units and Class B Common Stock (where Sellers are the indemnifying parties) or the issuance of additional Class B Units and Class B Common Stock (where JAX Op is the indemnifying party). The parties’ indemnification obligations with respect to breaches of representations and warranties, and breaches of covenants, will survive for a period of twelve (12) months following the Closing. The Sellers’ obligation to indemnify the Company for pre-closing taxes of Ninety Nine Restaurants and for Spin-Off Liabilities will survive until thirty (30) days following the expiration of the applicable statute of limitations for such liabilities.

All post-closing indemnification obligations, if any, will be paid in Class B Units, and a corresponding number of Class B Common Stock. Any indemnification obligation owed by the Sellers to the Company will be paid via the cancellation of Class B Units held by the Sellers, on a pro rata basis, and a corresponding number of Class B Common Stock. Any indemnification obligation owed by the Company to the Sellers will be paid via the issuance of additional Class B Units to the Sellers on a pro rata basis, and a corresponding number of Class B Common Stock. The number of unit/share combinations to be issued or cancelled will be determined by dividing the amount of the indemnification loss by the volume weighted averages of the trading prices of the Class A Common Stock as reported for each of the ten (10) consecutive trading days ending on (and including) the trading day that is two (2) trading days prior to the date of the final determination of the indemnification loss.

Company Shareholder Approvals; Disinterested Shareholder Approval

The consummation of the Transactions is subject to certain approvals by the Company’s shareholders, including the affirmative vote of the holders of a majority of the outstanding shares of Company common stock. In addition, because the Transactions may constitute conflicting interest transactions under Tennessee law as a result of certain interests and relationships between the Company and its Board members and the Sellers, the Company and its Board determined that the Merger Agreement and the Transactions should be approved by, and the Merger Agreement requires, the affirmative vote of a majority of the votes cast by a quorum of the holders of the outstanding shares of Company common stock that constitute “qualified shares” within the meaning of Section 48-18-704 of the Tennessee Business Corporation Act. The adoption of the Restated Charter will also require the affirmative vote of the holders of 66 2/3% of the outstanding shares of Company common stock. The affirmative vote of a majority of the votes cast by the shareholders will also be required for the issuance of Class B Units and Class B Common Stock to the Sellers as provided in the Merger Agreement under applicable rules of the NYSE. The foregoing shareholder approvals will be solicited pursuant to a definitive proxy statement to be filed by the Company in connection with a special meeting of the Company’s shareholders.

Other Terms of the Merger Agreement

Immediately following the Closing, William P. Foley, II will join the Board. There will be no other changes to the composition of the Board or to the executive officers of the Company in connection with the Transactions.

Additionally, the Merger Agreement contemplates that the parties will enter into a transition services agreement, which will provide for, among other things, the provision of certain services after the Closing to JAX Op and 99 Restaurants by the Sellers and their affiliates on a transition basis in exchange for any mutually agreeable fees and/or reimbursement.

Black Knight Termination Agreement

Additionally, on August 3, 2017, the Company entered into a Termination Agreement by and between BKAS and the Company (the “Black Knight Termination Agreement”). Pursuant to the Black Knight Termination Agreement, the parties thereto have agreed that, effective as of and conditioned upon the Closing, the Consulting Agreement will terminate in exchange for a termination fee of $2,090,382 to be paid by the Company to BKAS, as required by the terms of the Consulting Agreement, together with the payment of any fees or expenses accrued as of such date. Upon termination of the Consulting Agreement, the currently outstanding 1,500,024 profits interest units held by BKAS will vest in full, in accordance with the terms of the underlying grant agreement, and must be exchanged for Class A Common Stock within ninety (90) days following the closing date.

Summary Disclaimer

This summary of the principal terms of the Merger Agreement and the Black Knight Termination Agreement and the copies of the Merger Agreement and Black Knight Termination Agreement filed with this Current Report on Form 8-K are intended solely to provide information regarding the terms of the Merger Agreement and Black Knight Termination Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. The foregoing descriptions of the Merger Agreement, the Black Knight Termination Agreement and the transactions contemplated by each of the foregoing (including the Merger) do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and the Black Knight Termination Agreement, copies of which are attached hereto as Exhibit 2.1 and Exhibit 10.1, respectively, and are incorporated into this report by reference.

The Merger Agreement and Black Knight Termination Agreement have been included solely to provide investors and security holders with information regarding their terms. The representations, warranties and covenants contained in the Merger Agreement and Black Knight Termination Agreement were made only for purposes of each such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including, in the case of the Merger Agreement, being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement or the Black Knight Termination Agreement and in reviewing the representations, warranties and covenants contained in the Merger Agreement or the Black Knight Termination Agreement or any descriptions thereof in the summaries provided herein, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to each of these agreements to be characterizations of the actual state of facts or condition of the Company, JAX Op, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and the Black Knight Termination Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that the Company publicly filed with the SEC.

Material Relationships

The Company and the Sellers and their respective affiliates, as applicable, are parties to certain material relationships between them other than solely in respect of the Merger Agreement.

On July 30, 2012, a predecessor of the Company (the “Predecessor”) entered into an Amended and Restated Agreement and Plan of Merger with FNF and certain subsidiaries of FNF, including FNH, whereby the Predecessor became an indirect, wholly owned subsidiary of FNF. In February of 2013, FNH transferred to JAX Op 100% of the membership interests of Stoney River Management Company, LLC and its subsidiaries and related assets, constituting the Stoney River Steakhouse and Grill restaurants, in exchange for a minority interest in JAX Op. JAX Op remained a joint venture of FNF and FNH until 2014, when in August 2014 FNH distributed its ownership of JAX Op to its members, including Newport, FNFV and certain individuals, and then in September 2015, JAX Op was contributed to the Company in a corporate reorganization with its owners, and the Company was separated from FNF pursuant to a tax-free spin-off transaction whereby FNF distributed to holders of its FNFV Group common stock all of the shares of Company common stock held by FNF (the “Spin-off”), and the Company became an independent, publicly-held company.

Since the Spin-Off was completed, the Company has retained certain relationships with FNF, FNFV, FNH and Newport, which may be material to an investor, each of which are described in the Company’s Annual Proxy Statement, filed with the SEC on April 11, 2017, under the heading “Certain Relationships and Related Party Transactions” and elsewhere. These include relationships between the Company’s directors and FNF, FNFV, FNH, Newport and BKAS, by way of board overlap and participation in management of such entities, and ownership of such entities and/or their affiliates, and the Company’s Consulting Agreement with BKAS. Each of these relationships will be described in the Company’s definitive proxy statement to be filed in connection with the solicitation of proxies for use at a special meeting of the Company’s shareholders to vote upon the Transactions.

Cautionary Statement Regarding Forward-Looking Statements

In connection with the safe harbor established under the Private Securities Litigation Reform Act of 1995, the Company cautions that certain information contained or incorporated by reference in this report and our other filings with the SEC, in its press releases and in statements made by or with the approval of authorized personnel is forward-looking information that involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Forward-looking statements discuss the Company’s current expectations and projections relating to our financial conditions, results of operations, plans, objectives, future performance and business. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “would,” “can,” “should,” “likely,” “anticipate,” “potential,” “estimate,” “pro forma,” “continue,” “expect,” “project,” “intend,” “seek,” “plan,” “believe,” “target,” “outlook,” “forecast,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements include all statements that do not relate solely to historical or current facts, including statements regarding the Company’s expectations, intentions or strategies and regarding the future. The Company disclaims any intent or obligation to update these forward-looking statements.

Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things: uncertainties as to whether the requisite approvals of the Company’s shareholders will be obtained; the risk of shareholder litigation in connection with the transaction and any related significant costs of defense, indemnification and liability; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including circumstances that may give rise to the payment of a termination fee by the company; the effects of disruptions to respective business operations of the Company or 99 Restaurants resulting from the transactions, including the ability of the combined company to retain and hire key personnel and maintain relationships with suppliers and other business partners; the risks associated with the future performance of the business of 99 Restaurants; the risk of changes in the 2016 reported performance of the business of 99 Restaurants based on an audit of its financial statements, which is pending; the risks of integration of the business of 99 Restaurants and the possibility that costs or difficulties related to such integration of the business of 99 Restaurants the Company will be greater than expected; the risk that the Company may not be able to obtain borrowing pursuant to an amendment of its existing credit facility on favorable terms, or at all, in order to repay the debt assumed in connection with the consummation of the transactions; and the possibility that the anticipated benefits and synergies from the proposed transaction cannot be fully realized or may take longer to realize than expected. Further, the business of 99 Restaurants and the businesses the Company remain subject to a number of general risks and other factors that may cause actual results to differ materially. There can be no assurance that the proposed transactions will in fact be consummated.

Additional information about these and other material factors or assumptions underlying such forward looking statements are set forth in the reports that the Company files from time to time with the Securities and Exchange Commission, including those items listed under the “Risk Factors” heading in Item 1.A of the Company’s Annual Report on Form 10-K for the year ended January 1, 2017. These forward-looking statements reflect the Company’s expectations as of the date of this communication. The Company disclaims any intent or obligation to update these forward -looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Additional Information and Where to Find It

In connection with the proposed merger, the Company will file with the SEC a proxy statement of the Company. The Company will mail the definitive proxy statement to the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other filings containing information about the Company at the SEC’s website at www.sec.gov. The proxy statement (when available) and the other filings may also be obtained free of charge at the Company’s website at www.jalexandersholdings.com under the tab “Investors,” and then under the tab “SEC Filings.”

Participants in the Solicitation

The Company and certain of its respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the proposed merger. Information about the directors and executive officers of the Company and their ownership of Company common stock is set forth in the proxy statement for the Company’s 2017 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 11, 2017. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction will be included in the above-referenced proxy statement regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraphs.

Item 9.01 Financial Statements and Exhibits

Exhibit 2.1	Agreement and Plan of Merger by and among J. Alexander’s Holdings, Inc., J. Alexander’s Holdings, LLC, Nitro Merger Sub, Inc., Fidelity National Financial Ventures, LLC, Fidelity Newport Holdings, LLC and 99 Restaurants, LLC, dated as of August 3, 2017*

Exhibit 10.1	Termination Agreement by and between Black Knight Advisory Services, LLC and J. Alexander’s Holdings, LLC, dated as of August 3, 2017

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J. Alexander’s Holdings, Inc.

Date: August 7, 2017	By:	/s/ Mark A. Parkey
Mark A. Parkey Chief Financial Officer & Executive Vice President

EXHIBIT INDEX

Exhibit 2.1	Agreement and Plan of Merger by and among J. Alexander’s Holdings, Inc., J. Alexander’s Holdings, LLC, Nitro Merger Sub, Inc., Fidelity National Financial Ventures, LLC, Fidelity Newport Holdings, LLC and 99 Restaurants, LLC, dated as of August 3, 2017*

Exhibit 10.1	Termination Agreement by and between Black Knight Advisory Services, LLC and J. Alexander’s Holdings, LLC, dated as of August 3, 2017
*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.